Exhibit 99.1

RARE Hospitality International Reports Positive Same-Store Sales for Each of Its Three Growth Concepts

    ATLANTA--(BUSINESS WIRE)--Oct. 4, 2004--

       Expects to Meet Its Third-Quarter Guidance with Earnings
                      Per Diluted Share of $0.24

    RARE Hospitality International, Inc. (Nasdaq: RARE), today announced positive same-store sales for each of its three growth concepts for the third quarter ended September 26, 2004. For the quarter, same-store sales increased 3.0% for LongHorn Steakhouse, 2.3% for Bugaboo Creek Steak House and 11.0% for The Capital Grille, compared with the third quarter of 2003.
    "We are pleased with our third-quarter same-store sales performance, especially considering that approximately 20% of our restaurants are in areas directly affected by the four recent hurricanes hitting the Southeast," said Philip J. Hickey, Jr., Chairman and Chief Executive Officer of RARE. "Due to these storms, we lost 147 full operating days and numerous partial days. In addition, the resulting business disruption produced operating inefficiencies, which created additional expenses. As a result of both our same-store sales performance and the challenging operating environment, we expect to report earnings per diluted share of $0.24 for the third quarter of 2004."
    RARE expects to announce its financial results for the third quarter of 2004 after the market closes on October 20, 2004.
    Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions regarding financial and operating matters; the Company's ability to identify and secure suitable locations for new restaurants on acceptable terms, open the anticipated number of new restaurants on time and within budget, achieve anticipated rates of same store sales, hire and train additional restaurant personnel and integrate new restaurants into its operations; the continued implementation of the Company's business discipline over a large restaurant base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; unusual weather patterns or events; changes in customer dining patterns; the impact of any negative publicity or public attitudes related to the consumption of beef; disruption of established sources of product supply or distribution; competitive pressures from other national and regional restaurant chains; legislation affecting the restaurant industry; business conditions, such as inflation or a recession, or other negative effect on dining patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the restaurant industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company's SEC reports, including the annual report on Form 10-K for 2003 and its current reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
    RARE Hospitality International, Inc. currently owns, operates and franchises 259 restaurants, including 211 LongHorn Steakhouse restaurants, 27 Bugaboo Creek Steak House restaurants and 19 The Capital Grille restaurants.

    CONTACT: RARE Hospitality International, Inc.
             W. Douglas Benn, 770-399-9595